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                                                                      EXHIBIT 11
                               COMNET CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                 (IN THOUSANDS)
                                   UNAUDITED

                                                              For the Three Month Period      For the Nine month Period
                                                                  Ended December 31,              Ended December 31,
                                                            ----------------------------     ----------------------------

                                                                  1996          1995               1996         1995
                                                                 (FY97)        (FY96)             (FY97)       (FY96)
                                                                --------    -----------          ---------   ----------
 Net earnings (loss)                                          $     316   $        444         $      306   $    1,463
   Less:  Preferred Stock dividend                                  (44)           (44)              (133)        (133)
                                                                --------    -----------          ---------   ----------

 Primary earnings (loss)                                     (A)    272            400                173        1,330
   Plus:  Preferred Stock dividend                                   44             44                133          133
   Plus:  Excess funding, net of income taxes                     - - -          - - -                           - - -
                                                                --------    -----------          ---------   ----------

 Fully diluted earnings (loss)                               (B)    317            444                306        1,463
                                                                ========    ===========          =========   ==========

 Weighted average shares outstanding                         (C)  3,268          3,143              3,261        3,109

 Dilutive common stock equivalents for primary
     earnings per share                                           - - -          - - -              - - -        - - -
                                                                --------    -----------          ---------   ----------
 Weighted average shares and common equivalent
     shares outstanding for primary earnings per
     share                                                        3,268          3,143              3,261        3,109
                                                                ========    ===========          =========   ==========

 Additional equivalent shares assuming full
     dilution                                                       148            148                148          148
                                                                --------    -----------          ---------   ----------

 Weighted average shares and common equivalent
     shares for fully diluted earnings per share             (D)  3,416          3,291              3,409        3,257
                                                                --------    -----------          ---------   ----------

 Earnings per share

   Primary                                                (A)/C)   0.08           0.13               0.05         0.43
                                                                ========    ===========          =========   ==========

   Fully Diluted (1)                                     (B)/(D)   0.08           0.13               0.05         0.43
                                                                ========    ===========          =========   ==========

(1) Not presented on the Consolidated Statements of Earnings because fully diluted earnings per share had differential less than 3% of primary earnings per share.





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